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                                                              EXHIBIT 99.2

                       UNION TEXAS PETROLEUM (LETTERHEAD)

NEWS RELEASE

Contact:          Carol C. Cox
                  (713) 968-2714


                 UNION TEXAS PETROLEUM ANNOUNCES ORGANIZATIONAL

                   CHANGES TO IMPLEMENT NEW GROWTH STRATEGIES


          Houston, June 10, 1996 -- Union Texas Petroleum Holdings, Inc. today announced a number of organizational changes in its exploration and production and petrochemical operations.

         "These organizational changes will enable Union Texas to clearly focus on pursuing new growth strategies, which in turn will help us to accomplish our mission of achieving superior growth in shareholder value," said Chairman and CEO John Whitmire. "During the past ten years, the Union Texas team did an excellent job of reducing debt and becoming more efficient. Now it's time to put some muscle into growing this company, aggressively seeking new business opportunities and maximizing the strong performance from our existing core operations."

         Under the new management structure, Senior Vice Presidents Bill Krips and Art Peabody are responsible for overseeing the company's newly created regional business units and growth teams, respectively.

REGIONAL BUSINESS UNITS

         Union Texas has created three regional business units, where the respective senior managers are responsible for developing growth plans and building on the company's existing assets in their regions.

         Jim Knight has been appointed Regional Vice President of Union Texas' business unit that covers Europe, Africa, the Middle East and the former Soviet Union, including the company's existing operations in the United Kingdom and Pakistan.

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         Trey Wilson has been named  Regional  Vice  President of the  company's business unit which covers the Americas, including Union Texas' petrochemical operations in Louisiana and its interests in Alaska.

         Alan Cunningham has been appointed Regional Vice President of Union Texas' business unit that covers the Pacific Rim and Asia. He also oversees the company's interests in its Sanga-Sanga joint venture in Indonesia.

         Norm  Mason  has  been  named   Director-Technical   Services   and  is
responsible for the company's technical services group, including drilling services, which supports Union Texas' regional business units and growth teams.

GROWTH TEAMS

         Union Texas also has developed four growth teams that are focused on exploration, enhanced oil recovery projects, acquisitions, and evaluations of the company's portfolio of assets and opportunities.

         Roger Pierce has been named Vice President - Exploration and is responsible for evaluation of all new venture exploration opportunities as well as management of exploration activities at Union Texas' existing operations. He also directs the company's petrophysical activities.

         Rich MacDougal has been appointed Director-Enhanced Oil Recovery. He is responsible for identifying, evaluating and securing enhanced oil recovery projects that will allow Union Texas to expand into new core areas.

         Barry  Schnapper  has  been  appointed   Director-Acquisitions  and  is
responsible for implementing the company's acquisitions program which he is coordinating with Union Texas' regional business units.

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         Mike  Dawson  has  been  named  Director-Portfolio  Management  and  is responsible for evaluating the company's assets and opportunities and providing business analysis to the regional business units and senior management.

CORPORATE

         Larry Kalmbach will continue in his role as Vice President and Chief Financial Officer with additional responsibilities for the company's purchasing and administration departments. John Zimmerman will continue in his role as Vice President-Investor Relations.

         Alan Crain has been appointed Vice President and General Counsel of Union Texas and oversees the company's law, commercial negotiations and security departments. Amy Watkins has been named Secretary of the company.

         Joel Empie will continue in his role as Vice President and will provide counsel to the company's senior management regarding business development and technology. He also oversees Union Texas' technical committee.

         Chris Dimick will continue to serve as Director-Human Resources.



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         One  of  the  largest  independent   producers  located  in  the  U.S.,
Houston-based Union Texas Petroleum Holdings, Inc. (NYSE: UTH) explores for and produces oil and gas overseas primarily in the U.K. North Sea, Indonesia and other strategic areas. The company has petrochemical operations in Louisiana. Union Texas celebrated its 100th anniversary in January 1996.

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